UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2010
Date of Report (Date of earliest event reported)

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Cadence Financial Corporation
(Exact Name of Registrant as Specified in Charter)
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Mississippi	1-15773	64-0694755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Main Street Starkville, Mississippi 39759
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(662) 324-4258

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 6, 2010, Community Bancorp LLC, a Delaware limited liability company (“CBC”) and Cadence Financial Corporation, a Mississippi corporation (“Cadence”), entered into an Agreement and Plan of Merger (“Agreement”) pursuant to which a wholly-owned subsidiary of CBC will be merged with and into Cadence, with Cadence continuing thereafter as a wholly-owned subsidiary of CBC (the “Merger”).  As discussed in Item 1.02 below, prior to entering into the Agreement, Cadence terminated a previously entered into Agreement and Plan of Reorganization.

Under the terms of the Agreement, Cadence common shareholders will receive an amount in cash equal to $2.50 per share (subject to any applicable withholding tax), which values the transaction at approximately $30 million.  In addition, CBC has offered to purchase the $44.0 million of Cadence preferred stock and the associated warrant issued to the U.S. Department of the Treasury (“Treasury”) under the Capital Purchase Program for $38 million in cash. Treasury has indicated its willingness to agree to sell its Cadence preferred stock and warrant for such cash consideration subject to the entry into definitive documentation acceptable to Treasury in its sole discretion.  Consummation of the Merger is subject to approval by regulatory authorities, approval by the shareholders of Cadence and certain other conditions set forth in the Agreement. The Merger is expected to close no later than the first quarter of 2011.

The Merger Agreement contains customary representations, warranties and covenants of each of CBC and Cadence.

Each party’s obligation to consummate the Merger is subject to various conditions, including (a) receipt of the requisite approval of the holders of Cadence common stock, (b) receipt of regulatory approvals, (c) the accuracy of the representations and warranties of the other party, and (d) compliance of the other party with its covenants in all material respects.  In addition, CBC’s obligation to consummate the Merger is subject to the absence of aggregate charge-offs by Cadence of less than $100 million between the date of the Agreement and the second business day prior to the closing date.

The Agreement contains certain termination rights for CBC and Cadence, as the case may be, applicable upon: (i) a final, non-appealable order prohibiting the Merger or disapproval of the Merger by the regulators; (ii) if the Merger has not been completed by March 30, 2011 (or such later date as approved by the boards of directors of CBC and Cadence); (iii) a failure of the other party to comply with such party’s covenants or a breach of the representations and warranties by the other party that would have a material adverse effect if such noncompliance or breach is not cured within 15 days’ notice of such breach; (iv) by mutual agreement of CBC and Cadence; (v) if the Cadence board of directors determines in the exercise of its fiduciary duties to accept a superior proposal, subject to the payment of a termination fee of between $2.5 million and $4.5 million; (vi) if the Cadence board of directors withdraws or modifies, in a manner adverse to CBC, its recommendation or approval of the Agreement or the Merger or recommends to the Cadence shareholders the acceptance or approval of any alternative acquisition proposal; or (vii) if the Cadence shareholders fail to approve the transaction by the required vote.

The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other party to the Agreement.  The Agreement will be filed only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Item 1.02 Termination of Material Definitive Agreement.

Agreement and Plan of Reorganization with Trustmark Corporation

On October 6, 2010, prior to entering into the Agreement discussed in Item 1.01 above, Cadence Financial Corporation (“Cadence”) sent notice to Trustmark Corporation (“Trustmark”) terminating its previously announced Agreement and Plan of Reorganization, dated September 21, 2010 (the “Trustmark Agreement”), by and between Cadence and Trustmark, which provided for the merger of Cadence with and into Trustmark with Trustmark surviving the merger (the “Trustmark Merger”).

Cadence received an alternative acquisition proposal from Community Bancorp LLC, a Delaware limited liability company (the “CBC Proposal”).  On October 5, 2010, the board of directors of Cadence determined in its good faith judgment and in the exercise of its fiduciary duties that the CBC Proposal is more favorable to Cadence’s shareholders than the Trustmark Merger and that the failure to terminate the Trustmark Agreement and accept the CBC Proposal would be inconsistent with the proper exercise of the fiduciary duties of the Cadence board of directors.  Pursuant to Section 8.1(e) of the Trustmark Agreement, Cadence has the unilateral right to terminate the Trustmark Agreement under such circumstances.  The applicable termination fee has been wired to Trustmark.  The foregoing description is qualified in its entirety by reference to the text of the notice of termination, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

OTHER INFORMATION

This Form 8-K may be deemed solicitation material in respect of the proposed transaction between CBC and Cadence.

In connection with the proposed transaction, Cadence intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement to its shareholders.  CADENCE SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING CADENCE, CBC, THE PROPOSED TRANSACTION AND RELATED MATTERS.  You may obtain copies of all documents regarding this proposed transaction and other documents filed by Cadence with the SEC, free of charge, at the SEC’s website (www.sec.gov) or by sending a request to Cadence Financial Corporation, 301 East Main Street, Starkville, Mississippi 39760, or by calling Cadence at 662-323-1341.

Cadence and its directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of Cadence in respect of the proposed transaction. Information regarding the officers and directors of Cadence is available in Cadence’s definitive proxy statement filed with the SEC on April 16, 2010. Additional information regarding the interests of such potential participants will also be included in the definitive proxy statement for the proposed transaction and the other relevant documents filed with the SEC.

This notice shall not constitute an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction.

FORWARD LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases.  Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Our actual results could differ materially from those anticipated in such forward-looking statements, including as a result of factors outside CBC’s or Cadence’s control, such as economic and other conditions in the markets in which CBC and Cadence operate; inability to complete the transaction announced today; managements’ ability to effectively execute their respective business plans, including any changes in management or employees; regulatory enforcement actions to which Cadence is currently and may in the future be subject; changes in capital classification; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in the financial performance and/or condition of borrowers; inflation, interest rate, cost of funds, securities market and monetary fluctuations; changes in laws and regulations; and competition. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 7.01  Regulation FD Disclosure

On October 6, 2010, Cadence issued a press release, attached hereto as Exhibit 99.1, announcing its entry into the Agreement with CBC.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Document Description
2.1	Notice of Termination of Agreement and Plan of Reorganization from Cadence Financial Corporation to Trustmark Corporation, dated as of October 6, 2010.

99.1	Press release issued on October 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE FINANCIAL CORPORATION

Date: October 6, 2010	By:	/s/ Richard T. Haston
Richard T. Haston
Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
2.1	Notice of Termination of Agreement and Plan of Reorganization from Cadence Financial Corporation to Trustmark Corporation, dated as of October 6, 2010.

99.1	Press release issued on October 6, 2010.